SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 3, 2005 (February 25, 2005)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ (Address of principal executive offices)	07662 (Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement.

(a)   Incentive Compensation Plan

The Incentive Compensation Plan of United Retail Group, Inc. (the “Company”) is a program with a long history that provides a group of key executives of the Company and its subsidiaries with an opportunity in each six-month season to earn extra cash remuneration based on attainment of targets for improvements in the operating profit and loss (“P&L”) of the Company on a consolidated basis or of the business activity in which the participant is principally engaged.

Participants in the Incentive Compensation Plan include all five executive officers of the Company named in the Company’s 2004 Proxy Statement and expected to be named in the Company’s 2005 Proxy Statement (such five officers are listed below and are referred to as the “Named Executive Officers”) and all officers of the Company’s subsidiaries.

Each participant has been assigned an individual participation percentage based, among other things, on the participant’s responsibilities and past performance. Seasonal operating P&L targets for the current season for the Company on a consolidated basis and for certain discrete business activities have been established. The targets have been assigned percentages ranging from 20% for the lowest acceptable amount of operating P&L to 200% at and above the highest amount. (The targets assigned 100% are referred to as “Median Targets.”) There is no payout if the target assigned 20% is missed.

The amount of an IC award is the product of a participant’s seasonal base salary multiplied by the participant’s participation percentage multiplied by the target percentage achieved.

The Incentive Compensation Plan is a material agreement that may be deemed to have been amended by the routine adoption of updated new targets thereunder for the current season.

On February 24, 2005, the Compensation Committee recommended operating P&L amounts as the seasonal Median Targets for the six-month period ending July 30, 2005 under the Incentive Compensation Plan.

The Median Targets recommended by the Compensation Committee were approved by the Company’s Board, with Directors who are employed by the Company abstaining from the vote, on February 25, 2005.

Also, the Compensation Committee recommended, and the Board approved, minimum levels of performance based upon operating P&L amounts lower than the Median Targets and maximum levels of performance based upon operating P&L amounts higher than the Median Targets.

The above summary description of the Incentive Compensation Plan is qualified in its entirety by reference to the more complete description contained in the Incentive Compensation Plan Agreement, which is an exhibit to this Report.

The Named Executive Officers and the range of incentive compensation awards available to each, as a percentage of seasonal base salary, depending on how much operating P&L for the season exceeds the minimum performance thresholds established by the Board, are:

Name	Below Minimum Performance Level	At Maximum Performance Level	Spring 2005 Seasonal Salary
Raphael Benaroya Chairman, Chief Executive Officer and President	0%	120%	$295,000

George R. Remeta Vice Chairman and Chief Administrative Officer	0%	100%	$259,500

Paul D. McFarren Senior Vice President - Chief Information Officer	0%	60%	$155,000

Kenneth P. Carroll Senior Vice President - General Counsel	0%	80%	$154,450

Jon Grossman Vice President-Finance	0%	50%	$92,500

The ranges of incentive compensation awards available to Messrs. Benaroya, Remeta and Carroll, respectively, set forth in the table above are fixed in their Employment Agreements with the Company, dated September 3, 2004 (the “Employment Agreements”). The Employment Agreements had been recommended by the Compensation Committee and approved by the Board, with Messrs. Benaroya and Remeta abstaining from the vote. The ranges available to Messrs. McFarren and Grossman were recommended by the Compensation Committee on February 24, 2005 and approved by the Board on February 25, 2005.

The actual incentive award is to be determined based solely upon the achievement of those pre-set operating P&L targets. No awards can be paid out under the Incentive Compensation Plan if operating P&L performance does not reach the minimum levels of performance established by the Board (no awards were paid to any of the Named Executive Officers under the Incentive Compensation Plan during the last six seasons because minimum levels of performance were not achieved) except to new officers, as part of their hiring packages. As part of hiring packages for two new officers of subsidiaries of the Company, a total of $47,625 in incentive compensation was guaranteed in advance and paid in Fiscal 2004.

The executive officers of the Company’s subsidiaries also participate in the Incentive Compensation Plan. Management does not believe that aggregate maximum incentive compensation awards to subsidiaries’ officers would be material in the context of what the Company’s financial position would be after theoretically having achieved the related maximum levels of operating P&L.

(b)   Cost of Living Adjustment Waiver by Mr. Benaroya

Under the Employment Agreements, annual base salaries for Fiscal 2005 are approximately $711,000 for Mr. Benaroya, $519,000 for Mr. Remeta and $309,000 for Mr. Carroll. However, Mr. Benaroya has drawn or deferred salary at a total annual rate of only $590,000, while reserving the right to increase his salary prospectively to the base salary payable under the terms of his Employment Agreement. Under the Employment Agreements and predecessor contracts, annual base salaries are adjusted for increases in the cost of living (“COLA”). From Fiscal 1999 through Fiscal 2004, however, Mr. Benaroya waived payment of a total of approximately $506,000 due him under contractual terms for COLA in base salary, incentive compensation and Supplemental Retirement Savings Plan contributions by the Company.

(c)   2005 Tandem Bonus Plan

On February 24, 2005, the Compensation Committee recommended and, on February 25, 2005, the Board of Directors approved the Company’s 2005 Tandem Bonus Plan.

The 2005 Tandem Bonus Plan provides for annual awards for successfully completing individual projects assigned to each participant by the Company’s Chief Executive Officer or attaining targeted operational metrics, with the amount of the award to be set off against any incentive compensation earned by the participant under the Incentive Compensation Plan. For the most part, participants are operational support executives rather than those managing profit centers. (No bonus awards under a similar plan were made with respect to Fiscal 2004 by the Compensation Committee.) The forgoing summary description of the 2005 Tandem Bonus Plan is qualified in its entirety by reference to the 2005 Tandem Bonus Plan Agreement, which is an exhibit to this Report.

Messrs.     McFarren and Grossman are participants in the 2005 Tandem Bonus Plan. (The other Named Executive Officers, namely, Messrs. Benaroya, Remeta and Carroll, are not eligible to participate.) The maximum bonus award available to each, as a percentage of annual base salary, depending on the degree of completion of his assigned projects is: Mr. McFarren 12% and Mr. Grossman 10%.

(d)   Discretionary Merit Bonus Awards

Tandem Bonus Plan awards, as described in the preceding section, are made with reference to assigned projects or operational targets during a 12-month period. Separately, discretionary merit bonus awards may also be available upon completion of major multi-year projects and for initiatives on the part of associates that involved outstanding creativity or innovation and resulted in significant gains for the Company. Discretionary merit bonus awards are retrospective and not part of any benefit plan. On February 24, 2005, the Compensation Committee recommended and, on February 25, 2005, the Board of Directors approved, discretionary merit bonus awards to Mr. McFarren in the amount of $20,000 and to Messrs. Carroll and Grossman, in the amount of $10,000 each. The activities that merited discretionary bonuses were in the areas of customer relationship management for Mr. McFarren, federal tax refunds for Mr. Carroll and proprietary credit cards for Mr. Grossman. In addition, a total of $25,000 was awarded to three officers of subsidiaries of the Company.

(e)   Retirement Savings Plans

The Company has a profit-sharing plan qualified under the Code, the Retirement Savings Plan (the “RSP”), in which all associates who have completed one year of service are eligible to participate. Each participant is entitled to direct that a contribution of 1%, 2% or 3% of his compensation be made under the RSP as a basic contribution that reduces his compensation under the Code. (For Mr. Benaroya, the percentage is applied to his contractual rate of base salary, currently $711,000, regardless of whether he draws or defers a lesser amount.) For each participant who makes a basic contribution, the Company makes a matching cash contribution equal to one-half of the basic contribution, provided, however, that in no event shall the matching contribution for a participant exceed certain maximum limits imposed by governmental regulations applicable to qualified plans. All contributions made by the Company are for the exclusive benefit of participants and vest incrementally after specified years of service with the Company.

The Company also has a nonqualified supplemental retirement plan (the “SRSP”), which is a material agreement. Under the SRSP, the Company makes cash contributions to a separate trust fund equal to the amount of contributions that it otherwise would have made pursuant to the terms of the RSP but which were disallowed by governmental regulations limiting contributions to qualified plans. The Company also makes cash retirement contributions to the trust fund under the SRSP equal to 6% of each participant’s salary and bonus (“Retirement Contributions”), provided, however, that retirement contributions to the SRSP are limited to employees who earn $100,000 per annum or more and who were employed by the Company before 1993. All five Named Executive Officers participate in the SRSP and all are beneficiaries of Retirement Contributions under the SRSP except Mr. McFarren. The foregoing summary description of the SRSP is qualified in its entirety by reference to the SRSP, which is an exhibit to this Report.

On February 24, 2005, the Compensation Committee recommended and, on February 25, 2005, the Board of Directors approved, an amendment to the SRSP to conform its provisions to the American Jobs Creation Act of 2004. The amendment, which took effect at January 1, 2005, is an exhibit to this Report.

(f)   Severance Pay Agreements

In order to provide reliable formal assurances of severance pay in the event of termination of employment without cause and to give appropriate recognition to those with long tenure, the Company entered into Severance Pay Agreements on September 9, 2004 with Messrs. McFarren and Grossman and with the officers of its subsidiaries. The purpose of the Severance Pay Agreements is to give officers without the protection of employment agreements an incentive to remain in the Company’s employ.

All Severance Pay Agreements provide that, in the event employment is terminated without cause, the officer will receive severance pay equivalent to 26 weeks’ base pay plus an additional week’s pay for each year of service over 10 years with the Company and its predecessor.

On February 24, 2005, the Compensation Committee recommended, and on February 25, 2005, the Board approved increases in the base pay rate for Mr. McFarren to $310,000 per annum and for Mr. Grossman to $185,000 per annum. Their higher base pay rate increased the benefit payable to them under their Severance Pay Agreements. Increases in the rate of base pay were also approved for certain officers of the Company’s subsidiaries but management does not believe that the increases or their effect on severance pay were material.

(g)   Directors’ Meeting Fees

It was the Company’s policy that each Director who is not employed by the Company receives $4,000 for each Board meeting that he attends, $1,000 for each additional day on which he attends one or more committee meetings and an extra $1,000 if he chairs a committee meeting on that day.

On February 24, 2005, the Compensation Committee recommended and on February 25, 2005, the Board approved an amendment of the Director fee policy to the effect that per diem fees shall also be payable for chairing and attending committee meetings that take place on the same day as a Board meeting. The new fees took effect prospectively, starting February 25, 2005.

The scope of fees was increased on the recommendation of a nationally recognized compensation consulting firm in recognition of the additional time now being devoted to preparation for committee meetings.

(h)   Directors’ Stock Appreciation Rights

Under stockholder approved stock option plans, each Director not employed by the Company has annually received an award of nonqualified options to purchase shares of Common Stock exercisable at the market price on the date of grant for a term of 10 years. Each option becomes exercisable as to 20% of the shares on completion of each full year of service as a Director after the date of grant, provided, however, that each option becomes fully exercisable in the event that the Company enters into certain transactions, including certain mergers or the sale of all or substantially all of the Company’s assets, and becomes fully exercisable upon retirement from the Board in the discretion of the Compensation Committee. Commencing in Fiscal 2003, the option granted to each nonmanagement Director has been for 5,000 shares.

In addition, each nonmanagement Director has received an annual award under the Company’s Stock Appreciation Rights (“SAR”) Plan that provides for cash payments by the Company when the Director exercises stock options granted in the same year and receives shares of Common Stock. For options that have been granted to date, each payment will be an amount equivalent to the equity in the corresponding option that is being exercised, that is, the excess of the then current market price of the shares issued over (i) the exercise price paid by the Director plus (ii) related withholding taxes, if any.

On February 24, 2005, the Compensation Committee recommended and on February 25, 2005, the Board approved an increase in the size of the payment under the SAR Plan to an amount equivalent to twice the equity in the corresponding option that is being exercised. The increase in the size of the payment under the SAR Plan will take effect prospectively with respect to future stock option grants. The increase is subject to review by the Company’s pension counsel for compliance with the American Jobs Creation Act of 2004. The increase in the size of the payment under the SAR Plan was made on the recommendation of a nationally recognized compensation consulting firm based on comparative compensation data.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2005 Incentive Compensation Plan Agreement form
10.2	2005 Tandem Bonus Plan Agreement
10.3	Supplemental Retirement Savings Plan
10.4	Amendment to Supplemental Retirement Savings Plan
10.5	Stock Appreciation Rights Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2005	UNITED RETAIL GROUP, INC. (Registrant) By: /s/ GEORGE R. REMETA Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2005 Incentive Compensation Plan Agreement form
10.2	2005 Tandem Bonus Plan Agreement
10.3	Supplemental Retirement Savings Plan
10.4	Amendment to Supplemental Retirement Savings Plan
10.5	Stock Appreciation Rights Plan